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                                                                    Exhibit 4.12






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                     CAPITAL SECURITIES GUARANTEE AGREEMENT


                           INTERNATIONAL PAPER COMPANY


                         Dated as of September 24, 1998


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                     CAPITAL SECURITIES GUARANTEE AGREEMENT


                  This CAPITAL SECURITIES GUARANTEE AGREEMENT ("Capital Securities Guarantee"), dated as of September 24, 1998, is executed and delivered by International Paper Company, a New York corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of International Paper Capital Trust III, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of September 24, 1998, among the trustees of the Issuer named therein, the Guarantor, as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on 28,000,000 Capital Securities (32,200,000 Capital Securi ties if the underwriters over-allotment option is exer cised in full), having an aggregate Liquidation Amount of $25 per Capital Security, designated the "77/8% Capital Securities" (the "Capital Securities");

                  WHEREAS, as an incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Capital Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein) except that if an Event of Default (as defined in the Indenture (as defined herein)), has occurred and is continuing, the rights of holders of the Common Securi ties to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Capital Securities to receive Guarantee Pay ments under this Capital Securities Guarantee.



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                  NOW, THEREFORE, in consideration of the pur chase by each
Holder of Capital Securities, which pur chase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       Definitions and Interpretation

                  In this Capital Securities Guarantee, unless the context otherwise requires:

                  (a) Capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this
                           Section 1.1;

                  (b) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

                  (c) all references to "the Capital Securities Guarantee" or "this Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

                  (d) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee unless other wise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

                  (f) a reference to the singular includes the plural and vice versa.





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                  "Affiliate" has the same meaning as given to that term in Rule
405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Capital Securities" has the meaning set forth in the recitals of this Capital Securities Guarantee.

                  "Common Securities" means the common securities representing common undivided beneficial interests in the assets of the Issuer.

                  "Covered Person" means any Holder or beneficial owner of Capital Securities.

                  "Debentures" means the series of junior subor dinated debt securities of the Guarantor designated the 77/8% Junior Subordinated Deferrable Interest Debentures Due 2038 held by the Property Trustee of the Issuer.

                  "Distributions" means cumulative cash distribu tions accumulating from and including September 24, 1998 and payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year, commencing December 1, 1998, at the annual rate of 77/8% of the Liquidation Amount.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee.

                  "Guarantee Payments" means the following pay ments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distribu tions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand avail able therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemp tion, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust (unless the Debentures are distributed to holders of the Capital Securities), the "Liquidation Distribution" which shall equal the lesser of (a) the aggregate of the Liquidation Amount of all outstanding Capital Securities and all accumulated and unpaid Distributions to the date of payment, and (b)



                                        4

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the amount of assets of the Issuer Trust remaining avail able for distribution to the holders of the Capital Securities on liquidation of the Issuer Trust, as pro vided in the Declaration.

                  "Guarantee Trustee" means The Bank of New York until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Guarantee Trustee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capi tal Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guaran tor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

                  "Indenture" means the Indenture, dated as of September 15, 1998, as supplemented by the First Supple mental Indenture, dated as of September 24, 1998, among the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

                  "Liquidation Amount" means the stated amount of $25 per Capital Security.

                  "Majority in Liquidation of Capital Securities" means, except as provided by the Trust Indenture Act, Holder(s) of Capital Securities, voting separately as a class, representing more than 50% of the stated Liquida tion Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus ac crued and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securi ties.




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                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two duly authorized officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guaran tee shall include:

                  (a) a statement that each officer signing the certificate has read the covenant or condition and the definition relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such offi cer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited lia bility company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Redemption Price" shall have the meaning specified in the Declaration.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, the chairman of the board of directors, the president, any vice-president, any assis tant vice-president, the secretary, any assistant secre tary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.



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                  "Successor Guarantee Trustee" means a successor Guarantee
Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture
Act of 1939, as amended.

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act; Application.

                  (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guar antee, which are incorporated by reference hereto, and shall, to the extent applicable, be governed by such provisions; and

                  (b) if and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2       Lists of Holders of Securities.

         (a) The Guarantor shall provide the Guarantee Trustee (i) within 14 days after January 1 and June 30 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") as of such date, provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guaran tor, and (ii) at any other time, within 30 days of re ceipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee. The Guarantee Trustee may destroy any List of Holders previ ously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.




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SECTION 2.3       Reports by the Guarantee Trustee.

                  Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Capital Securities such reports, if any, as are required by Section 313 of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Inden ture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to Guarantee Trustee.

                  The Guarantor shall provide to the Guarantee Trustee such documents, reports and information (if any) as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

SECTION 2.5       Evidence of Compliance with Conditions
                  Precedent.

                  The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Capital Securi ties Guarantee which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6       Events of Default; Waiver.

                  The Holders of a Majority in Liquidation Amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Secu rities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.




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SECTION 2.7       Event of Default; Notice.

                  (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, trans mit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such no tice, provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice.

SECTION 2.8 Conflicting Interests.

                  The Declaration shall be deemed to be specifi cally described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                                GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Guarantee
                  Trustee.

                  (a) This Capital Securities Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Capital Securities exercis ing his or her rights pursuant to
Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Succes sor Guarantee Trustee of its appointment to act as Suc cessor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any



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Successor Guarantee Trustee, and such vesting and cessa tion of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders of the Capital Securities.

                  (c) The Guarantee Trustee, before the occur rence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circum stances in the conduct of his or her own affairs.

                  (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful miscon duct, except that:

                            (i) prior to the occurrence of any Event of Default and after the curing or waiv ing of all such Events of Default that may have occurred:

                                    (A)     the duties and obligations
         of the Guarantee Trustee shall be determined solely by the express provisions of this Capi tal Securities Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital


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         Securities Guarantee against the Guarantee
         Trustee; and

                                    (B)     in the absence of bad faith
         on the part of the Guarantee Trustee, the Guar antee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any cer tificates or opinions furnished to the Guaran tee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

                           (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities at the time outstand ing, relating to the time, method and place of conducting any proceeding for any remedy avail able to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guaran tee; and

                           (iv) no provision of this Capital Securities
         Guarantee shall require the Guaran tee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds


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         for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.2       Certain Rights of Guarantee Trustee.

                  (a)      Subject to the provisions of Section 3.1:

                            (i) The Guarantee Trustee may rely and shall be fully protected in acting or re fraining from acting upon any resolution, cer tificate, statement, instrument, opinion, re port, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document be lieved by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                           (ii) any direction or act of the Capital Securities Guarantor contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certifi cate;

                           (iii) whenever, in the administration of this Capital Securities Guarantee, the Guar antee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                           (iv) the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

                            (v)     the Guarantee Trustee may con
         sult with counsel, and the written advice or


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         opinion of such counsel with respect to legal matters shall be full and complete authoriza tion and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of the Guarantor's employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the admin istration of this Guarantee Agreement from any court of competent jurisdiction.

                           (vi) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direc tion of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would sat isfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, in cluding such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guar antee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee;

                           (vii) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (viii) the Guarantee Trustee may exe cute any of the trusts or powers hereunder or


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         perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                           (ix) any action taken by the Guaran tee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the author ity of the Guarantee Trustee to so act or as to its compliance with any of the terms and provi sions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's tak ing such action; and

                            (x) whenever in the administration of this Capital Securities Guarantee the Guar antee Trustee shall deem it desirable to re ceive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may re quest instructions from the Holders of the Capital Securities or the Guarantor, (ii) may refrain from enforcing such remedy or right or taking such other action until such instruc tions are received, and
         (iii) shall be pro tected in acting in accordance with such in structions.

                  (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obliga tion on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation con ferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applica ble law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.



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SECTION 3.3.      Not Responsible for Recitals or Issuance
                  of Guarantee.

                  The recitals contained in this Capital Securi ties Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Capital Securities Guarantee.


                                   ARTICLE IV
                                GUARANTEE TRUSTEE

SECTION 4.1       Guarantee Trustee; Eligibility.

                  (a)      There shall at all times be a Guarantee
Trustee which shall:

                            (i)     not be an Affiliate of the Guar
         antor; and

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securi ties and Exchange Commission to act as an in stitutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capi tal and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervi sion or examination by Federal, State, Territo rial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the com bined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the


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Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

              (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture
Act.

SECTION 4.2       Appointment, Removal and Resignation
                           of Guarantee Trustee.

                  (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guaran tor.

                  (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resig nation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guaran tee Trustee and delivered to the Guarantor and the re signing Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.



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                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1       Guarantee.

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Pay ments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guaran tee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2       Subordination

                  If an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subor dinated to the rights of Holders of Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee.

SECTION 5.3       Waiver of Notice and Demand.

                  The Guarantor hereby waives notice of accep tance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.4       Obligations Not Affected.

                  The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the

Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, the amount payable upon redemption, Liquidation Distribu tion or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, the amount payable upon redemption, Liquidation Distribu tion or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permit ted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy con ferred on the Holders pursuant to the terms of the Capi tal Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insol vency, bankruptcy, assignment for the benefit of credi tors, reorganization, arrangement, composition or read justment of debt of, or other similar proceedings affect ing, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in the Capital Securities;

                  (f) the settlement or compromise of any obli gation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.4 that the obligations of the Guarantor hereun der shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders or any other Person to give notice to, or obtain consent of,


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



the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.5       Rights of Holders.

                  (a) The Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Capital Securities Guarantee or exercis ing any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee.

                  (b) If the Guarantee Trustee fails to enforce this Capital Securities Guarantee, any Holder of Capital Securities may, after such Holder makes a written request to the Guarantee Trustee to enforce this Capital Securi ties Guarantee, institute a legal proceeding directly against the Guarantor to enforce its rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

SECTION 5.6       Guarantee of Payment.

                  This Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.7       Subrogation.

                  The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reim bursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.



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SECTION 5.8       Independent Obligations.

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstand ing the occurrence of any event referred to in subsec tions (a) through (g), inclusive, of Section 5.4 hereof.

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1       Limitation of Transactions.

                  So long as any Capital Securities remain out standing, if there shall have occurred an Event of De fault, an event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture or a selection by the Guaran tor of an Extension Period (as defined in the Indenture) and such period, or any extension thereof, shall be continuing, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or acquire or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Guarantor which consist of the stock of the same class as that on which the dividend is being paid), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures, and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Capital Securities Guarantee).

SECTION 6.2       Ranking.

                  This Capital Securities Guarantee will consti tute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred


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



or preference stock or Capital Security of any Affiliate of the Guarantor, and
(iii) senior to the Guarantor's common stock.

         In the event that payment is made on the Debentures or under this Capital Securities Guarantee in contraven tion of the provisions contained in this Section 6.2, such payments will be paid over to the holders of Senior Indebtedness of the Guarantor.

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1       Termination.

                  This Capital Securities Guarantee shall termi nate (i) upon full payment of the redemption price of all Capital Securities, (ii) upon distribution of the Deben tures to the Holders of all of the Capital Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be rein stated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Secu rities Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1       Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.


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



         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, re ports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reason able care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

SECTION 8.2       Indemnification.

                  (a) To the fullest extent permitted by appli cable law, the Guarantor shall indemnify and hold harm less each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person in accordance with this Capital Securities Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negli gence or willful misconduct with respect to such acts or omissions.

                  (b) To the fullest extent permitted by appli cable law, expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or pro ceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).




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



                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1       Successors and Assigns.

                  All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with any permitted merger or consolidation of the Guarantor with or into another entity or any permit ted sale, transfer or lease of the Guarantor's assets to another entity, the Guarantor may not assign its rights or delegate its obligations under the Capital Securities Guarantee without the prior approval of the Holders of at least 66-2/3% of the aggregate stated Liquidation Amount of the Capital Securities then outstanding.

SECTION 9.2       Amendments.

                  Except with respect to any changes that do not adversely affect the rights of Holders (in which case no vote will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Hold ers of at least 66-2/3% in Liquidation Amount of all the outstanding Capital Securities. The provisions of Sec tion 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3       Notices.

                  All notices provided for in this Capital Secu rities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Capital Securities):



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



                           The Bank of New York
                           101 Barclay Street
                           21 West
                           Attn:  Corporate Trust
                           Trustee Administration
                           New York, New York  10286

                  (b) If given to the Guarantor, at the Guaran tor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Hold ers of the Capital Securities):

                           International Paper Company
                           Two Manhattanville Road
                            Purchase, New York 10577

                  (c) If given to any Holder of Capital Securi ties, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4       Benefit.

                  This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

SECTION 9.5       Governing Law.

                  THIS CAPITAL SECURITIES GUARANTEE SHALL BE
GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO
PRINCIPLES OF CONFLICT OF LAWS.


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


                  THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                                           INTERNATIONAL PAPER
                                                COMPANY, as Guarantor


                                           By:/s/ E. William Boehmler
                                              -------------------------------
                                           Name:  E. William Boehmler
                                           Title:       Vice President and
                                                             Treasurer


                                           THE BANK OF NEW YORK, as
                                           Guarantee Trustee



                                           By:/s/ Mary LaGumina
                                              -------------------------------
                                           Name:  Mary LaGumina
                                           Title: Assistant Vice
                                                  President



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